WHITNEY

Commercial Note
$500,000.00

Fairfax, Virginia
March 1, 2012

For value received, the undersigned makers (hereinafter referred to as "Borrower", which term means individually, collectively, and interchangeably any, each and/or all of them), jointly and severally, promise to pay to the order of WHITNEY BANK, a Louisiana state chartered bank ("Bank") at its office where borrowed, the sum of FIVE HUNDRED THOUSAND AND NO/100S DOLLARS together with interest thereon, in accordance with the terms set forth in this Commercial Note (this "Note").

REPAYMENT: The principal amount set forth above shall be payable in sixty (60) payments of principal and interest in the amount of $9,685.44 beginning April 1, 2012, and monthly on the same day of each month thereafter, with the entire unpaid balance of principal and interest being payable on March 1, 2017.

INTEREST: Interest shall be payable on the outstanding principal amount at the rate per year equal to 6.0%. All interest shall be computed on the basis of the actual number of days elapsed over a year composed of 360 days. Interest shall accrue from date of this Note.

DEFAULT RATE: After maturity, whether that maturity results from acceleration or otherwise, interest shall, to the extent permitted by law, accrue at the Default Rate. Additionally, upon the occurrence of any Event of Default hereunder (and from and after the date of such occurrence), interest shall, to the extent permitted by law, accrue at the Default Rate. The Default Rate shall be the maximum rate authorized by applicable law, and if applicable law establishes no maximum rate, then Eighteen Percent (18%) per annum.

Each party to this Note (including each maker and endorser) and each surety and guarantor of this Note bound under separate instrument or agreement (hereinafter referred to as "Obligor", which term means individually, collectively, and interchangeably any, each and/or all of them) waives presentment for payment, demand, notice of dishonor and protest and is bound jointly and severally for the full and timely payment of this Note in accordance with its terms. To secure the indebtedness evidenced by this Note, including, without limitation, future advances, with interest, attorneys' fees, expenses of collection and costs, and the payment and performance of all agreements with respect to any swap, forward, future, or derivative transaction or option or similar agreement involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, Obligor pledges and delivers to Bank, and grants to Bank a continuing security interest in, and a right of set-off and compensation against, all property of Obligor or in which Obligor has an interest that is now or hereafter on deposit with, in the possession of, under the control of or held by Bank, including, without limitation, all cash, deposit accounts, funds on deposit, stocks, bonds, treasury obligations and other securities, investment property, financial assets, securities accounts, notes, documents, instruments, certificates of deposit, items, chattel paper, and other property (except IRA, pension, and other tax-deferred retirement accounts), together with all property added to or substituted for any of the foregoing, and all interest, dividends, income, fruits, accessions and proceeds of any of the foregoing. If the proceeds of collateral for this Note are insufficient to pay this Note in full, Obligor shall remain fully obligated for any deficiency. The terms "chattel paper," "deposit accounts," "documents," "items," "instruments," "investment property," "securities accounts," "financial assets" and "proceeds" shall have the meaning provided in the Florida Uniform Commercial Code. Obligor releases Bank from any obligation to collect any proceeds of or preserve any of Obligor's rights, including, without limitation, rights against prior parties, in any collateral in which Bank possesses a security interest. Any responsibility of Bank with respect to any collateral in which Bank possesses a security interest, whether arising contractually or as a matter of law, is hereby expressly waived.

If an earlier note of Borrower is renewed by the execution hereof, then this Note constitutes an extension of the continuing indebtedness, and all security rights held by Bank under the earlier note shall continue in full force and effect and this Note shall not constitute a novation of the indebtedness represented by such earlier

note. Obligor agrees to provide to the Bank upon request, but in any event on at least an annual basis, true and correct current financial statements in form and substance satisfactory to the Bank. The financial statements shall include, among other things, detailed information regarding (i) any entities, such as corporations, partnerships, or limited liability companies of which the Obligor is the majority owner and (ii) any entities of which the Obligor is not the majority owner, but for which Obligor is directly or contingently liable on debts or obligations of any kind incurred by those entities. If any of the following events shall occur (each such event being referred to herein as an "Event of Default"): (a) the non-payment of any principal or interest on this Note within ten (10) days of the date when due, except for payments due upon maturity, acceleration and/or demand; (b) the death, adjudication of incompetence, dissolution, liquidation or insolvency of Obligor; (c) the filing by or against Obligor of a proceeding under the U.S. Bankruptcy Code or for any other relief afforded debtors or affecting rights of creditors generally under the laws of any jurisdiction and, with respect to an involuntary filing against an Obligor only, the same is not dismissed within thirty (30) days of the date of filing thereof; (d) the default by Obligor under this Note or under any mortgage, security agreement, or other document securing payment of this Note or under any other obligation owed by Obligor to Bank, which is not cured within the applicable grace or curative period therefor, if any; (e) any judgment, garnishment, seizure, tax lien or levy against any assets of Obligor and the same is not within thirty (30) days of the entry thereof paid, satisfied, or transferred to bond in a manner satisfactory to Bank so that such judgment, garnishment, seizure, tax lien or levy no longer constitutes a claim or lien upon any of such Obligor's assets; (f) any Material Adverse Change (as herein defined), or any material discrepancy between the financial statements submitted by Obligor and the actual financial condition of Obligor; (g) any statement, warranty, or representation made by Obligor to Bank proves to be untrue in any material respect; (h) any default by Obligor in the payment or performance of any material liabilities, indebtedness or obligations to any other creditor which is not cured within the applicable grace or curative period therefor, if any; or (i) any discontinuance or termination of any guaranty of all or any portion of this Note by Obligor; then, at the option of Bank, the full amount of this Note and all other obligations and liabilities, direct or contingent, of Obligor to Bank shall be immediately due and payable without notice or demand. For the purposes of clause (f) in the immediately preceding sentence, the term "Material Adverse Change" shall mean (a) any event or occurrence having a material adverse effect on (i) the business, property, operations or financial condition of the Obligors taken as a whole, (ii) the enforceability of this Note or any other Loan Document or the rights or remedies of the Bank hereunder or thereunder, or (iii) the condition or value of any collateral security for this Note or (b) the discontinuance of the business or operations of any Obligor. Without releasing or affecting any of its rights, Bank may, one or more times, in its sole discretion, without notice to or the consent of Obligor, take any one or more of the following actions: (a) release, renew or modify the obligations of Borrower or any other Obligor; (b) release, exchange, modify, or surrender in whole or in part Bank's rights with respect to any collateral for this Note; (c) modify or alter the term, interest rate or due date of any payment of this Note; (d) grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms of its agreements with Borrower or any other Obligor; (e) change its manner of doing business with Borrower or any other party; or (f) impute payments or proceeds of any collateral furnished by Obligor, in whole or in part to any costs, interest, or principal due on this Note, or to any other obligation of Obligor to Bank, or retain the payments or proceeds as collateral for this Note without applying same toward payment of the Note, and Obligor hereby expressly waives any defenses arising from any such actions. Obligor may prepay any principal on this Note in whole or in part without penalty or premium and any prepayments made on this Note shall be applied to the principal payment(s) due on this Note in the inverse order of their maturity. Each advance under this Note and each payment on this Note shall be evidenced by entries in Bank's internal records, which shall be prima facie evidence of (a) the amount of principal and interest owing on this Note from time to time; (b) the amount of each advance made to Borrower under this Note; and (c) the amount of each principal and/or interest payment received by Bank on this Note. The failure of Bank to make an accurate entry of advances and payments shall not limit or otherwise affect the obligation of Borrower to repay funds actually advanced by Bank hereunder. Obligor agrees to pay the reasonable fees and costs of any attorney-at-law employed by Bank to recover sums owed or to protect Bank's interests with regard to this Note. Obligor further agrees to pay any and all charges, fees, costs and/or taxes levied or assessed against Bank in connection with this Note, against any collateral provided for this Note. If any payment on this Note is ten (10) days or more late, Obligor agrees to pay to the Bank, in addition to the amount otherwise due hereunder, a delinquency charge of 5.00% of the unpaid portion of the regularly scheduled payment, but not more than $1,000.00. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note. The provisions of this Note may not be waived or modified except in writing, signed by Bank. No failure or delay of Bank in exercising its rights shall be construed as a waiver. If any provision of this Note shall be held to be legally invalid or unenforceable by any

court of competent jurisdiction, all remaining provisions of this Note shall remain in full force and effect. This Note shall be governed by the internal laws of the State of Florida without reference to the conflicts of law principles that would cause the application of the laws of another jurisdiction. Each Obligor irrevocably submits to the jurisdiction of any state or federal court lying and being in Pinellas County, Florida, and such Obligor further agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Note or the obligations evidenced hereby shall be litigated in such courts. Each Obligor, for itself and any parties claiming under them, hereby waives any right that Obligor may have to transfer or change the venue of any litigation brought by Bank against any Obligor in accordance with this provision.

EACH OBLIGOR, FOR ITSELF AND ALL PARTIES CLAIMING THROUGH SUCH OBLIGOR HEREBY VOLUNTARILY WAIVE ANY RIGHT, POWER OR PRIVILEGE TO DEMAND A JURY TRIAL WITH RESPECT TO ANY AND ALL ISSUES ARISING OUT OF OR IN CONNECTION WITH THE EXECUTION, ADMINISTRATION AND/OR ENFORCEMENT OF THIS NOTE.

INTERNAL USE ONLY

HASCO MEDICAL, INC.,
a Florida corporation

By: *[signature]* CEO
Name: Harold F. Compton, Jr.
Title: CEO

MOBILITY FREEDOM, INC.,
a Florida corporation

By: *[signature]* CEO
Name: Harold F. Compton, Jr.
Title: CEO

SOUTHERN MEDICAL & MOBILITY, INC.,
an Alabama corporation

By: *[signature]* CEO
Name: Harold F. Compton, Jr.
Title: CEO

RIDE-AWAY HANDICAP EQUIPMENT, INC.,
a New Hampshire corporation

By: *[signature]* Pres.
Name: Mark Lore
Title: President

In consideration of the making of the loan evidenced by this Note, the undersigned has taken notice of the conditions and promises contained in this Note, and acknowledges receipt and acceptance of the same as a surety, endorser, guarantor, or other person that may be contingently liable for the obligations evidenced hereby pursuant to F.A.C. 12B-4.054(4) and is not intended as a primary obligor under the Note.

[signature]
Harold F. Compton, Sr.

[signature]
Mark Lore

THIS NOTE HAS BEEN BOTH EXECUTED AND DELIVERED OUTSIDE OF THE TERRITORIAL LIMITS OF THE STATE OF FLORIDA AND IS THEREFORE NOT SUBJECT TO FLORIDA DOCUMENTARY STAMP TAX.

AFFIDAVIT OF OUT OF STATE EXECUTION AND DELIVERY
(Borrower)

~~STATE~~/COMMONWEALTH OF Virginia

COUNTY/~~PARISH/CITY~~ OF Fairfax

BEFORE ME, the undersigned authority, personally appeared Mark S. Lore, who being duly sworn as required by law, declares, deposes and says:

1. Affiant is over the age of majority and otherwise of full legal capacity to make and give this Affidavit, which is based on Affiant's personal knowledge.

2. Affiant is the duly elected and qualified President of Ride-Away Handicap Equipment Corp., a New Hampshire corporation ("**Borrower**").

3. Affiant, pursuant to authority duly granted by the Board of Directors of Borrower, physically and manually executed, in the City of Fairfax, County/~~Parish~~ of Fairfax, ~~State~~/Commonwealth of Virginia that certain Amended and Restated Commercial Note (the "**A&R Note**"), in the principal amount of up to $8,000,000.00 and that certain Commercial Note (the "**Note**"), in the principal amount of $500,000.00, made and executed by Borrower payable to the order of Whitney Bank, a Louisiana state chartered bank ("**Lender**") and physically delivered them to Federal Express [insert name of overnight courier] addressed to Dawn G. Stafford, Loan Documentation-Gulf States Region, Whitney Bank, 228 St. Charles Avenue, New Orleans, Louisiana 70130.

[signature]
Mark S. Lore

SWORN TO AND SUBSCRIBED BEFORE ME, this 1st day of March, 2012, by Mark S. Lore, who ☒ is personally known to me or ☐ has produced ____________ as identification and did take an oath. [Notary: check appropriate box and, if obtaining identification, complete the appropriate identification type in the blank space provided].

EMILY R. BERG COMMONWEALTH OF VIRGINIA NOTARY PUBLIC

Emily R. Berg
NOTARY PUBLIC
Commonwealth of Virginia
Reg. # 338322
My Commission Expires
September 30, 2015

My Commission Expires:
9/30/15

[signature]
Notary Public

EMILY BERG
(Printed Name of Notary)

338322
Rank or Serial Number

SLK_TAM: #1421855v1